
<ARTICLE> 5
<RESTATED>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS                   3-MOS                   3-MOS                   YEAR
<FISCAL-YEAR-END>                          JAN-31-1998             JAN-31-1998             JAN-31-1998             FEB-01-1997
<PERIOD-START>                             FEB-02-1997             MAY-04-1997             AUG-03-1997             FEB-04-1996
<PERIOD-END>                               MAY-03-1997             AUG-02-1997             NOV-01-1997             FEB-01-1997
<CASH>                                         152,582                 317,352                 431,156                 148,794
<SECURITIES>                                         0                       0                       0                       0
<RECEIVABLES>                                2,661,052               2,498,148               2,513,143               2,834,321
<ALLOWANCES>                                         0                       0                       0                       0
<INVENTORY>                                  3,384,883               3,371,584               4,287,328               3,245,996
<CURRENT-ASSETS>                             6,385,377<F1>           6,422,054<F6>           7,467,419<F10>          6,427,302<F14>
<PP&E>                                       6,419,547               6,371,055               6,423,168               6,524,757
<DEPRECIATION>                                       0                       0                       0                       0
<TOTAL-ASSETS>                              14,100,050<F2>          13,874,132<F7>          14,931,541<F11>         14,264,143<F15>
<CURRENT-LIABILITIES>                        3,489,364               3,991,260               4,975,422               3,595,699
<BONDS>                                      4,514,247               3,732,269               3,682,499               4,605,916
<PREFERRED-MANDATORY>                                0                       0                       0                       0
<PREFERRED>                                          0                       0                       0                       0
<COMMON>                                             0                       0                       0                       0
<OTHER-SE>                                           0                       0                       0                       0
<TOTAL-LIABILITY-AND-EQUITY>                14,100,050<F3>          13,874,132<F8>          14,931,541<F12>         14,264,143<F16>
<SALES>                                      3,409,091               3,452,829               3,746,276              15,228,999
<TOTAL-REVENUES>                                     0                       0                       0                       0
<CGS>                                                0                       0                       0                       0
<TOTAL-COSTS>                                2,086,865               2,098,671               2,286,919               9,354,367
<OTHER-EXPENSES>                             1,174,166               1,142,298               1,191,396               4,981,433
<LOSS-PROVISION>                                     0                       0                       0                       0
<INTEREST-EXPENSE>                             114,725                 106,358                 100,957                 498,616
<INCOME-PRETAX>                                 43,683<F4>             112,597<F9>             176,083<F13>            441,435<F17>
<INCOME-TAX>                                    19,624                  46,227                  70,969                 175,571
<INCOME-CONTINUING>                                  0                       0                       0                       0
<DISCONTINUED>                                       0                       0                       0                       0
<EXTRAORDINARY>                                      0                  38,673                       0                       0
<CHANGES>                                            0                       0                       0                       0
<NET-INCOME>                                    24,059                  27,697                 105,114                 265,864
<EPS-PRIMARY>                                     0.12<F5>                0.13<F5>                0.50<F5>                1.28<F5>
<EPS-DILUTED>                                     0.11<F5>                0.13<F5>                0.47<F5>                1.24<F5>

<F1>Includes the following:
     Supplies and prepaid expenses              98,193
     Deferred income tax assets                 88,667
<F2>Includes the following:
     Intangible assets - net                   710,583
     Notes receivable                          204,248
     Other assets                              380,295
<F3>Includes the following:
     Deferred income taxes                     831,207
     Other liabilities                         561,907
     Shareholders' Equity                    4,703,325
<F4>Includes the following:
     Interest income                            10,348
<F5>Restated to reflect the Company's adoption of Statement of Financial
Accounting Standards No. 128, "Earnings Per Share."
<F6>Includes the following:
     Supplies and prepaid expenses             128,981
     Deferred income tax assets                105,989
<F7>Includes the following:
     Intangible assets - net                   703,761
     Notes receivable                            3,976
     Other assets                              373,286
<F8>Includes the following:
     Deferred income taxes                     835,725
     Other liabilities                         559,001
     Shareholders' Equity                    4,755,877
<F9>Includes the following:
     Interest income                             7,095
<F10>Includes the following:
     Supplies and prepaid expenses             119,685
     Deferred income tax assets                116,107
<F11>Includes the following:
     Intangible assets - net                   696,940
     Notes receivable                            6,923
     Other assets                              337,091
<F12>Includes the following:
     Deferred income taxes                     842,048
     Other liabilities                         560,247
     Shareholders' Equity                    4,871,325
<F13>Includes the following:
     Interest income                             9,079
<F14>Includes the following:
     Supplies and prepaid expenses             109,678
     Deferred income tax assets                 88,513
<F15>Includes the following:
     Intangible assets - net                   717,404
     Notes receivable                          204,400
     Other assets                              390,280
<F16>Includes the following:
     Deferred income taxes                     830,943
     Other liabilities                         562,431
     Shareholders' Equity                    4,669,154
<F17>Includes the following:
     Interest income                            46,852

